Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 ASR No. 333-218426) of Workday, Inc., and

•	Registration Statements (Form S-8 Nos. 333-184395, 333-187665, 333-194934, 333-203004, 333-210330, and 333-216834) pertaining to employee benefit plans of Workday, Inc.;

of our reports dated March 14, 2018, with respect to the consolidated financial statements of Workday, Inc. and the effectiveness of internal control over financial reporting of Workday, Inc. included in this Annual Report (Form 10-K) of Workday, Inc. for the year ended January 31, 2018.

/s/ Ernst & Young LLP

San Jose, California
March 14, 2018